Exhibit 99.1

Press Release

RAND LOGISTICS ANNOUNCES MARINE MIRACLE MONTH PROGRAM RESULTS

Company to Donate in Excess of $125,000
to Children’s Charities Designated by Its Customers

Jersey City, NJ – September 30, 2016 -- Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes Region, announced the Company will be donating in excess of $125,000 to children’s charities designated by its customers as a result of its Marine Miracle Month Program.

Rand introduced the Marine Miracle Month program earlier this year announcing that the Company will donate $0.05 for every ton of cargo carried by its fleet during August 2016 to non-profit organizations with a primary focus on the health and wellbeing of children. Rand provided its customers the opportunity to select the children’s charity of their choice and is making the donations in each participating customer’s honor. The donation amount is based upon the total tons each customer shipped during August 2016.  Rand expects to distribute funds to the designated charities in the United States and Canada in the third quarter of its 2017 fiscal year.

“We are overwhelmed by the interest and positive response our customers, employees, suppliers and community partners have shown towards the initiative,” stated Aaron Degodny, Rand’s Chief Commercial Officer. “With more than 30 participating customers, Marine Miracle Month has created a vehicle for Rand to give back to the many communities in which we operate and expand the reach of our Corporate Social Responsibility efforts, while strengthening partnerships with our valued customers.”

Degodny continued, “We are looking forward to making Marine Miracle Month an annual event for Rand, our customers and the organizations and children in the communities that it positively impacts.”

Qualifying not-for-profit organizations selected by Rand’s participating customers must hold 501(c)(3) status in the U.S. or be a registered charity in Canada providing services and benefits to children.

www.randlogisticsinc.com

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements which reflect management’s current views with respect to certain future events and Rand’s operations, performance and financial condition. Forward-looking statements are only as of the date of this press release. Forward-looking statements include, but are not limited to: future operating or financial results; anticipated plans, goals or objectives of our management for operations and services; and outlook, financial and other guidance. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, participation by our customers in the Marine Miracle Month program; the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; changes in shipping regulations; fluctuations in currencies and interest rates; adequacy of capital resources; expected capital spending or operating expenses, including dry-docking and insurance costs; changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and potential liability from pending or future litigation.

The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 16, 2016.

CONTACT:

Rand Logistics, Inc.
Corporate Communications:
Annemarie Dobler
(212) 863-9429
apdobler@randlogisticsinc.com

www.randlogisticsinc.com